UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2018

TRUE NATURE HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Company Identification Number)

1355 Peachtree Street, Suite 1150

Atlanta, Georgia

(Address of principal executive offices)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sale and Issuance of Bridge Note

On September 18, 2018, True Nature Holding, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Power Up Lending Group Ltd. (“Power Up”) pursuant to which Power Up agreed to purchase a convertible promissory note (the “Power Up Note 3”) in the aggregate principal amount of $38,000 (the “Loan”). On September 18, 2018, the Company issued the Power Up Note 3. Power Up funded the Loan on September 20, 2018.

The Power Up Note 3 entitles the holder to 12% interest per annum and matures on June 30, 2019. If the Company prepays the Power Up Note 3 from the date of issuance through the 180th day following the date of issuance, the Company must pay all of the principal and interest at cash redemption premiums ranging from 115% to 140%. After the 180th day following the issuance of the Power Up Note 3, there shall be no further right of prepayment.

If the Company has not paid the obligation fully before 180 days from the date of issuance, Power Up may convert all or a portion of the outstanding principal of the Power Up Note 3 into shares of the Company’s common stock (the “Common Stock”) beginning on the date which is 180 days from the issuance date of the Power Up Note 3, at a price equal to 61% of the average of the lowest two trading prices during the 15 trading day period ending on the last complete trading date prior to the date of conversion. Power Up may not convert the Power Up Note 3 to the extent that such conversion would result in beneficial ownership by Power Up and its affiliates of more than 4.99% of the issued and outstanding Common Stock.

The Power Up Note 3 is a short-term debt obligation that is material to the Company. The Power Up Note 3 also contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission. If an event of default occurs, the amount of the principal and interest rate due under the Power Up Note 3 increases and, at the option of Power Up and in their sole discretion, they can consider the Power Up Note 3 immediately due and payable.

The Company intends to treat the Power Up Note 3 as a bridge financing and believes it will fully repay the principal amount and accrued interest in advance of Power Up’s exercise of the conversion feature provided for in the Power Up Note 3.

The foregoing description of the terms of the SPA and the Power Up Note 3 does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as, respectively, Exhibit 4. and Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On June 28, 2018, the Company issued 250,000 shares of Common Stock subject to reverse vesting to its Principal Engineer (an employee) as part of his compensation. The shares of Common Stock were issued at the closing price of the Common Stock on June 28, 2018 of $0.09 per share for a cost basis to the Company of $22,500.

On September 24, 2018, the Company issued 150,000 shares of Common Stock to a consultant of the Company for consulting services rendered. The shares of Common Stock were issued at the closing price of the Common Stock on September 24, 2018 of $0.1285 per share for a cost basis to the Company of $19,275.

On September 24, 2018, the Company issued 100,000 shares of Common Stock to a member of the Board of Directors (the “Board”) of the Company as compensation for his service. The shares of Common Stock were issued at the closing price of the Common Stock on September 24, 2018 of $0.1285 per share for a cost basis to the Company of $12,850.

On September 24, 2018, the Company issued 100,000 shares of Common Stock to a member of the Advisory Board of the Company as compensation for his service. The shares of Common Stock were issued at the closing price of the Common Stock on September 24, 2018 of $0.1285 per share for a cost basis to the Company of $12,850.

On September 24, 2018, the Company issued 100,000 shares of Common Stock to a member of the Advisory Board of the Company as compensation for his service. The shares of Common Stock were issued at the closing price of the Common Stock on September 24, 2018 of $0.1285 per share for a cost basis to the Company of $12,850.

The issuance of the Power Up Note 3 detailed in Item 1.01 and the issuance of the shares of Common Stock detailed in this Item 3.02 were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and/or Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities were isolated private transactions by us which did not involve public offerings; (b) there was only a few recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the recipients and the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Jordan Balencic as Board Member

On September 14, 2018 Dr. Jordan Balencic advised the Company that he desired to step down from his role as Chairman and Director of the Board. Dr. Balencic has been a member of the Board since Q4 of 2017, and the Company and its shareholders thank him for his many contributions. The parties have agreed that he will formally leave the Board effective as of September 30, 2018. Dr. Balencic did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Mr. Louis DeLuca to Board

On September 24, 2018, the Board appointed Mr. Louis DeLuca to the Board increasing the number of members of the Board to three. Following the effectiveness of Dr. Balencic’s resignation, the Board will again have two members.

Mr. DeLuca, age 59, has been the Chief Operating Officer (the “COO”) of the Company since February 14, 2017. Mr. Deluca served as VP of Operations for Mondetta US, Inc. an online apparel designer and retailer, from 2015 to 2016. From 2012-2015, he served as the COO of The Ivory Company, a multichannel home décor retailer based in Atlanta, GA. From 2007 to present, Mr. Deluca has been the Founder and CEO of Marietta Sign Company, a manufacturer and designer of customer signage based in Atlanta, GA. From 1981 to 2007, he served as Director of Inventory Planning and Sourcing at The Home Depot. He received a Technical Drafting Certificate from Gwinnett Technical College in 1977 and studied Business Management at the University of Phoenix.

Mr. DeLuca will receive the customary compensation for his Board service in the form of an issuance of 100,000 shares of Common Stock. In conjunction with his appointment to the Board, the Company has also removed all remaining reverse vesting terms from the grant of stock awarded to him on joining the Company. As a result, Mr. DeLuca will now own a total of 1,546,423 shares of Common Stock, all of which is deemed to be fully earned.

Resignation of Jay Morton as President and Interim CEO

On September 18, 2018 the Board accepted the resignation of Jay Morton as its President and Interim CEO. Mr. Morton joined the Company in April 2018 with the primary mission to develop a sales and marketing strategy. As a result of his departure he will forfeit 400,000 shares granted him when he joined the Company which were subject to certain reverse vesting qualifications. The Company has recently announced a decision to outsource its sales and marketing functions to a third party.

The Company is actively interviewing candidates for the Board, management and the Advisory Board to build bandwidth to support business expansion efforts. The first two of these additions will be to our Advisory Board.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on September 13, 2018 relating to its establishment of an outsourced sales and marketing function. A copy of the release is attached to this filing as Exhibit 99.1.

On September 19, 2018 the Company issued a press release discussing its plans to implement its “Digital Transformation in Healthcare” Strategy. A copy of the release is attached to this filing as Exhibit 99.2.

On September 26, 2018 the Company issued a press release announcing the appointment of Mr. Jim Crone and Mr. Craig Olivas to the Company’s Advisory Board. A copy of the release is attached to this filing as Exhibit 99.3.

Item 8.01 Other Events.

Advisory Board Appointments

The Company's Advisory Board consists of experts in certain areas relevant to the Company’s operations. The members of the Advisory Board have no control over the Company’s operations and do not fall into the categories of people subject to Section 16 of the Securities Exchange Act of 1934, as amended. The members of the Advisory Board receive 100,000 shares of Common Stock per year as compensation for their service.

Mr. Phillip Giordano, age 60, is the sole incumbent advisor, and an owner of Skip's Pharmacy, a compounding pharmacy operator based in Deerfield Beach, Florida. He has been an advisor since 2016 and is currently assisting the Company in the design of a series of applications for the veterinary profession. Mr. Giordano received 100,000 shares of Common Stock for his service on the Advisory Board in 2017 and an additional 100,000 shares of Common Stock for his service on the Advisory Board in 2018.

On September 26, 2018, the Board appointed the following professionals to its Advisory Board:

Mr. Jim Crone, age 54, is an expert in advertising, with stints at BBDO, Oglivy & Mather, and other specialty agencies, as well as in-house roles at Prodigy and SAP. He has implemented both digital and traditional advertising for clients such as Mitsubishi, Turner Entertainment, Alere Healthcare and Ferrari. Mr. Crone attended the United States Military Academy, West Point and has an MBA from Pace University. Mr. Crone will receive 100,000 shares of Common Stock as compensation for his service on the Advisory Board.

Mr. Craig Olivas, age 57, has been a consultant and advisor to the Company since 2015. Mr. Olivas is a career digital marketing executive, and owner of Orange Curtain Media, LLC, an Orange County, California based advertising and web technology firm. Mr. Olivas has over 25 years experience in e-commerce and web technology, specifically with the regulatory requirements of publicly held companies. Among his key corporate relationships are: NetWorkNewswire, ProPartner Advisors, and SkyFidelity, Inc. and its subsidiary TriCascade, Inc.

Mr. Olivas has a Bachelor’s degree from California State University, Long Beach (CSULB) in Finance and Marketing. Mr. Olivas will receive 100,000 shares of Common Stock as compensation for his service on the Advisory Board.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
4.1	12% Convertible Promissory Note, dated September 18, 2018, issued to Power Up Lending Group Ltd.
10.1	Securities Purchase Agreement, dated September 18, 2018, with Power Up Lending Group Ltd.
99.1	Press Release dated September 13, 2018.
99.2	Press Release dated September 19, 2018.
99.3	Press Release dated September 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING INC.

Dated: September 28, 2018	By:	/s/ Louis DeLuca
	Name:	Louis DeLuca
	Title:	Chief Operating Officer